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Exhibit 99.1

Farmer Bros Co.

Offices Warehouses and Plants:

        Farmer Bros. Co. is headquartered in Torrance, California. It roasts and packages coffee, processes spices and other restaurant supplies at that location, and manufactures a complete line of coffee-brewing equipment at its Brewmatic Division plant in Los Angeles. The Corporation's primary business is conducted through its internal divisions: Restaurant and Institutional Sales Division, Brewmatic Division, Spice Products Division and Custom Coffee Plan Division; and two subsidiaries, Coffee Bean International, Inc., a specialty coffee roaster and wholesaler located in Portland, Oregon, and FBC Finance Company, a personal property broker licensed by the state of California.

Executive Offices:

Farmer Bros. Co.
20333 South Normandie Avenue, Torrance, California
Restaurant and Institutional Sales Division
20401 South Normandie Avenue, Torrance, California
Brewmatic Division
20333 South Normandie Avenue, Torrance, California
Coffee Bean International, Inc.
9120 NE Alderwood, Portland, Oregon
Spice Products Division
20333 South Normandie Avenue, Torrance, California
Custom Coffee Plan Division
20333 South Normandie Avenue, Torrance, California
FBC Finance Co.
20333 South Normandie Avenue, Torrance, California

Restaurant and Institutional Sales Branch Warehouses

Arizona

FLAGSTAFF
2385 N. Walgreen Street

LAKE HAVASU
1880 Commander Dr., Suite C

PHOENIX
1060 W. Alameda Dr.
Tempe

TUCSON
3818 South Evans Blvd.

YUMA
3320 E. Gila Ridge Rd.
Bldg 5, Unit 3

Arkansas

FAYETTEVILLE
3901-D Kelly
Springdale

LITTLE ROCK
7630 Hardin Drive
North Little Rock

California

BAKERSFIELD
8802 Swigert Ct.

California Continued

BISHOP
324 E. Clarke Street

CASTROVILLE
11460 Commercial Parkway

CHICO
480 Ryan Ave., Ste 100

CORONA
521 Priceland Court

EUREKA
1825 3rd Street

FRESNO
4576 N. Bendel

LANCASTER
42138 7th Street West

LOS ANGELES DOWNTOWN
3828 S Main St.

LOS ANGELES SF VALLEY
9373 Remick Avenue

OAKLAND
9844 Kitty Lane

MURRIETA
25695 Jefferson Ave. Ste 8

PALM SPRINGS
72205 Corporate Way
Thousand Palms

RIALTO
2751 S. Lilac Avenue

California Continued

SACRAMENTO
2450 Boatman Ave.

SAN BERNARDINO
2751 S. Lilac Ave.
Rialto

SAN DIEGO
7855 Ostrow St., B

SAN GABRIEL
859 Meridian St.
Duarte

SAN JOSE
1462 Seareel Pl.

SAN LUIS OBISPO
3415 Miguelito Ct.

SANTA ANA
3921 W. Segerstrom Ave.

SANTA FE SPRINGS
9901 Bell Ranch Road

SANTA ROSA
470 E. Todd Rd.

STOCKTON
4243 Arch Road

California Continued

TORRANCE
20401 S. Normandie Ave.

VENTURA
1350 Stellar Dr.
Oxnard

VICTORVILLE
17190 Yuma St.

Colorado

COLORADO SPRINGS
337 Manitou Ave.
Manitou Springs

DENVER
5595 Joliet Street

FORT COLLINS
4500 Innovation Drive

GRAND JUNCTION
2848 Chipeta Ave., #B

Idaho

BOISE
1625 South Curtis

IDAHO FALLS
805 S. Saturn Ave.
Resident Branch:
TWIN FALLS
258 6th Ave. W

Illinois

CHICAGO
31W280 Diehl Rd., Unit 103
Naperville

MOLINE
2950 38th Avenue

SPRINGFIELD
3430 Constitution Dr. #122

Indiana

EVANSVILLE
1905 N. Kentucky Ave.

INDIANAPOLIS
1123 Country Club Rd.

Iowa

DES MOINES
1662 N.E. 55th Ave.

OMAHA
3217 Nebraska Ave.
Council Bluffs

Kansas

WICHITA
2355 S. Edwards,Suite B

Louisana

SHREVEPORT
4113 Metro Dr

Minnesota

DULUTH
4314 Enterprise Cr.

MINNEAPOLIS
3074 84th Lane N E
Blaine

Missouri

COLUMBIA
4881 B I-70 Drive SW

KANSAS CITY
9 N.E. Skyline Dr.
Lee's Summit

SPRINGFIELD
450 M S. Union

ST. LOUIS
12832 Pennridge Dr.

Montana

BILLINGS
2625 Enterprise Ave.

GREAT FALLS
2600 16th St. N.E.
Black Eagle

MISSOULA
2751 Charlo St.

Nebraska

NORTH PLATTE
601 Sioux Meadow

Nevada

ELKO
460 S. A Street

LAS VEGAS
4612 Industry Center Drive

CARSON CITY
3880 Technology Way

New Mexico

ALBUQUERQUE
5911 Office Blvd.
Resident Branch:
FARMINGTON
1414 Schofield Lane

ROSWELL
710 East College

North Carolina

CHARLOTTE
1859 Lindbergh St., Unit 500

North Dakota

BISMARCK
3800 Commerce Drive, Suite C

FARGO
710 38th St. N.W.- Unit C

Ohio

CINCINNATI
2138A Schappelle Lane

Oklahoma

OKLAHOMA CITY
4611 S.W. 20th St.

TULSA
804 S. 8th St.
Broken Arrow

Oregon

BEND
20409 N. W. Cady Way
Resident Branch

EUGENE
2495 Unit C Prairie Rd.

MEDFORD
777 East Vilas Rd.
Central Point

PORTLAND
7515 N.E. 33rd Dr.

South Dakota

RAPID CITY
2030 Creek Dr.

SIOUX FALLS
2405 W. 5th St.

Tennessee

MEMPHIS
5753 E. Shelby Dr., Ste 1

NASHVILLE
304 "A" Hill Ave.

Texas

AMARILLO
1415 S. Johnson St.

AUSTIN
2004 Lamar Dr.
Round Rock

CORPUS CHRISTI
3909 Wow Road

DALLAS/FT. WORTH
744 Avenue H East
Arlington

EL PASO
1325 Don Haskins Dr.

HOUSTON
6638 Rupley Circle

LUBBOCK
1608 D No. University

McALLEN
1312 E. Laurel

ODESSA
2017 W. 7th

SAN ANTONIO
4930 Center Park

WICHITA FALLS
1404 Beverly Drive

Utah

SALT LAKE CITY
2230 So. 2000 West

ST. GEORGE
988 W. Sunset Blvd. #4

Washington

SEATTLE
8660 Willows Rd.
Redmond

SPOKANE

Washington Continued

TACOMA
9412 Front Street
Lakewood

YAKIMA
2301 S. 18th Street
Union Gap

Wisconsin

GREEN BAY
1227 S. Maple Ave.

CASPER
2170 N. Old Salt Creek Hwy.

LA CROSSE
1232 Clinton St.

MADISON
1017 Jonathan Dr.

MILWAUKEE
W. 182 S8335-A Racine Ave.
Muskego

Coffee Bean International, Inc.

Oregon

PORTLAND
9120 NE Alderwood Rd

Custom Coffee Plan Branch Warehouses

California

NORTH HOLLYWOOD
7419 Bellaire Ave.

SAN DIEGO
7855-A Ostrow St.

SAN LEANDRO
3041 Teagarden

TORRANCE
20333 S. Normandie Ave.

Colorado

DENVER
5595 Joliet Street, #B

Texas

DALLAS
722 Avenue H East
Arlington

HOUSTON
11519 South Petropark Drive

QuickLinks

  Exhibit 99.1